As filed with the Securities and Exchange Commission on May 20, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4703316 (I.R.S. Employer Identification No.)

135 North Los Robles Ave., 7th Floor, Pasadena, California 91101 (Address of principal executive offices) (Zip Code)

1
East West Bancorp, Inc. 2021 Stock Incentive Plan
(Full title of the plan)

1
Christopher J. Del Moral-Niles
Executive Vice President and Chief Financial Officer
East West Bancorp, Inc.
135 North Los Robles Ave., 7th Floor
Pasadena, California 91101
(Name and address of agent for service)
(626) 768-6000
(Telephone number, including area code, of agent for service)

111
Copies to:
Matthew C. Franker
Charlotte May
Covington & Burling LLP
One CityCenter
850 Tenth Street, N.W.
Washington, D.C. 20001
(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by East West Bancorp, Inc. (the “Company”) for the purpose of registering additional shares of common stock, par value $0.001 per share (“Common Stock”), to be issued under the East West Bancorp, Inc. 2021 Stock Incentive Plan, as amended and restated through May 18, 2026 (the “2021 Plan”). The 2021 Plan was originally established as the 1998 Stock Incentive Plan and was amended, restated and renamed the 2016 Stock Incentive Plan in 2016. The 2016 Stock Incentive Plan was amended, restated and renamed as the 2021 Plan, effective upon the approval by the Company’s stockholders on May 27, 2021.

This Registration Statement registers the offer and sale of 3,000,000 additional shares of Common Stock available for issuance under the 2021 Plan, as approved by the Company’s board of directors and stockholders.

The Company previously registered the offer and sale of shares of Common Stock under the 2021 Plan and its predecessors pursuant to the Company’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 6, 1999 (File No. 333-88529), March 2, 2001 (File No. 333-56468), April 1, 2002 (File No. 333-85330), May 15, 2003 (File No. 333-105292), June 26, 2019 (File No. 333-232350) and May 28, 2021 (File No. 333-256597) (collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. The Company will deliver the documents containing the information specified in Part I to the participants in the 2021 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.eastwestbank.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference herein, and is not a part of this prospectus, any prospectus supplement or our other filings with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents previously filed with the SEC (File No. 000-24939) pursuant to the Exchange Act are hereby incorporated by reference in this Registration Statement:

•the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 8, 2026;

•the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2026; and

•the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Any statement contained in a document incorporated or deemed incorporated by reference herein will be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1*
Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit 3(i) from Registrant’s Registration Statement on Form S-4 filed with the Commission on September 17, 1998 (File No. 333-63605).]

4.1.1*
Certificate of Amendment to Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit (3)(i).1 from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 28, 2003 (File No. 000-24939).]

4.1.2*
Amendment to Certificate of Incorporation to Increase Authorized Shares of the Registrant [Incorporated by reference from Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 15, 2005 (File No. 000-24939).]

4.1.3*
Certificate of Amendment to Certificate of Incorporation of the Registrant [Incorporated by reference to Exhibit A from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2008 (File No. 000-24939).]

4.2*
Amended and Restated Bylaws of the Registrant dated March 14, 2023 [Incorporated by reference to Exhibit 3.1 from Registrant’s Current Report on Form 8-K filed with the Commission on March 17, 2023 (File No. 000-24939).]

4.3*
Specimen Common Stock Certificate of Registrant [Incorporated by reference to Exhibit 4.1 from Registrant’s Registration Statement on Form S-4/A filed with the Commission on November 5, 1998 (File No. 333-63605).]

5.1	Opinion of Covington & Burling LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1*
East West Bancorp, Inc. 2021 Stock Incentive Plan (As amended and restated through May 18, 2026). [Incorporated by reference to Appendix A from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 8, 2026 (File No. 000-24939).]

107	Filing Fee Table.

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 20th day of May, 2026.

EAST WEST BANCORP, INC.

By:	/s/ Christopher J. Del Moral-Niles
Christopher J. Del Moral-Niles Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dominic Ng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2026
Dominic Ng
/s/ Christopher J. Del Moral-Niles	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2026
Christopher J. Del Moral-Niles
/s/ Manuel P. Alvarez*	Director	May 20, 2026
Manuel P. Alvarez
/s/ Peter Babej*	Director	May 20, 2026
Peter Babej
/s/ Molly C. Campbell*	Director	May 20, 2026
Molly C. Campbell
/s/ Archana Deskus*	Director	May 20, 2026
Archana Deskus
Director
Serge Dumont
/s/ Mark Hutchins*	Director	May 20, 2026
Mark Hutchins
/s/ Paul H. Irving*	Director	May 20, 2026
Paul H. Irving
/s/ Sabrina Kay*	Director	May 20, 2026
Sabrina Kay

/s/ Jack C. Liu*	Director	May 20, 2026
Jack C. Liu
/s/ Lester M. Sussman*	Lead Director	May 20, 2026
Lester M. Sussman
* Christopher J. Del Moral-Niles, by signing his name hereto, signs this Registration Statement on behalf of the noted individuals, pursuant to a power of attorney duly executed by such persons that is filed as Exhibit 24.1 hereto.

Dated: May 20, 2026	By:	/s/ Christopher J. Del Moral-Niles
Christopher J. Del Moral-Niles
Attorney-in-Fact
Executive Vice President and Chief Financial Officer